POWER OF ATTORNEY
(Covering SEC Filings Only)

The undersigned, an officer, director or holder of 10% or more of the outstanding shares of Common Stock of Hudson Valley Holding Corp. (the "Company"), hereby appoints each of James P. Blose, the Executive Vice President, General Counsel & Secretary of the Company, and Michael E.Finn, the Executive Vice President, Chief Risk Officer of Hudson Valley Bank, each acting singly rather than jointly, as attorney in filing on behalf of the undersigned all reports on Form 3, Form 4 and Form 5, required to be filed by the undersigned, in his/her capacity as an officer, director or holder of 10% or more of the outstanding shares of Common Stock of the Company, pursuant to
Section 16(a) of the Securities and Exchange Act of 1934, as amended.

The foregoing appointment shall remain in effect until revoked in writing by the undersigned or until six months following the date on which the undersigned is no longer an officer, director or holder of 10% or more of the outstanding voting securities of the Company.


Executed this 5th day of June, 2015.


					Signature: /s/ James J. Landy

					Print Name:  James J. Landy